Exhibit 31.3

Rule 13a-14(a)/15d-14(a) Certification,

as Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Rajeev Madhavan, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Magma Design Automation, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2009

/S/ RAJEEV MADHAVAN
Rajeev Madhavan
Chief Executive Officer (Principal Executive Officer)